Exhibit 99.4

WIPRO LIMITED Corporate Identification Number (CIN): L32102KA1945PLC020800 Registered Office: Doddakannelli, Sarjapur Road, Bengaluru-560 035, India. Phone: +91 80 2844 0011; Email: corp-secretarial@wipro.com: Website: www.wipro.com; Company Secretary and Compliance Officer: Mr. M Sanaulla Khan
PUBLIC ANNOUNCEMENT FOR THE ATTENTION OF EQUITY SHAREHOLDERS//BENEFICIAL OWNERS OF EQUITY SHARES OF WIPRO LIMITED (THE “COMPANY”) FOR THE BUYBACK OF EQUITY SHARES THROUGH TENDER OFFER UNDER THE SECURITIES AND EXCHANGE BOARD OF INDIA (BUY- BACK OF SECURITIES) REGULATIONS, 2018, AS AMENDED.
This public announcement (the “Public Announcement) is being made pursuant to the provisions of Regulation 71) of the Securities and Exchange Board of India (Buy-Back of Securities) Regulations, 2018, as amended (including any statutory modification(s), amendment(s) or re-enactments from time to time) (the “Buyback Regulations”) and contains the disclosures as specified in Schedule II of the Buy back Regulations read with Schedule of the Buyback Regulations. OFFER FOR BUYBACK OF UP TO 26,9662,921 (TWENTY SIX ORORE NINETY SIX LAKH SIXTY TWO THOUSAND NINEHUNDRED AND TWENTY ONE ONLY) FULLY PAD UPEQUITY SHARES HAVING FACE VALUE OF Rs. 21- (RUPEES TWO ONLY) EACH OF COMPANY (THE EQUITY SHARES) AT A PRICE OF Rs. 4451- (RUPEES FOUR HUNDRED AND FORTY-FIVE ONLY) PER EQUITY SHARE ON A PROPORTIONATE BASIS THROUGH THE TENDER OFFER PROCESS USING THE STOCK EXCHANGE MECHANISM. Certain figures contained in this Public Announcement, including financial information, have been subject to rounding-off adjustments. All decimals have been rounded off to two decimal points. In certain instances, the sum or percentage charge of such numbers may not conform exactly to the total figure given; and (i) the sum of the numbers in a column or row in certain tables may not conform exactly to the total figure given for that column arrow.
1. DETAILS OF THE BUYBACK OFFERAND OFFER PRICE 1.1 The board of directors of the Company (the “Board”, which expression shall include any committee constituted and authorized by the Board to exercise its powers), at its meeting held on Apr 27, 2023 (the “Board Meeting”) has, subject to the approval of the shareholders of the Company by way of a special resolution through a postal ballot by remote e-voting, pursuant to the provisions of Article 82 of the Articles of Association of the Company, Sections 68, 69,70 and 110 and all other applicable provisions, if any, of the Companies Act, 2013, as amended (the “Companies Act” the Companies (Share CapitaLand Debentures) Rules, 2014, and Rule 22oftheCompanies (Management and Administration) Rules, 2014, to the extent applicable, and in compliance with the Buyback Regulations and subject to such other approvals, permissions, consents, exemptions and sanctions, as may be necessary and subject to any modifications and conditions, if any, as maybe prescribed by statutory, regulatory or governmental authorities as may be required under applicable laws, approved the buyback by the Company of up to 26,96,62,921 (Twenty Six Crore Ninety Six Lakh Sixty Two Thousand Nine Hundred and Twenty One only) fully paid-up Equity Shares representing up to 4.91% of the total number of Equity Shares in the paid-up Equity Share Capital of the Company at a price of Rs. 445/- (Rupees Four Hundred and Forty-Five only) per Equity Share (the “Buyback Price”) payable in cash for an aggregate consideration of up to Rs. 120,00,00,00,000/- (Rupees Twelve Thousand Crores only) (the “Buyback Size”), which is 20.95% and 17.86% of the aggregate of the fully paid-up equity share capital and free reserves of the Company as per the latest audited standabne and consolidated financial statements, respectively, as at March 31, 2023, on a proportionate basis through the “Tender offer route as prescribed under the Buyback Regulations, from all of the shareholders of the Company who hold Equity Shares as of the Record Dale (as defined below) (the ‘Buyback’). 1.2 The Buyback is more than 10% of the total paid-up equity capital and free reserves of the Company based on both standalone and consolidated financial statements of the Company as per its latest audited (both standalone and consolidated) financial statements as of March 31, 2023. Accordingly, the Company sought approval of its shareholders for the Buyback, by way of special resolution through the postal ballot notice dated April 27, 2023 (the “Postal Ballot Notice”), in accordance with first proviso to Section 68(2)(b) of the Companies Act and first proviso to Regulation 5(1)(b) of the Buyback Regulations. The shareholders of the Company approved the Buyback, by way of a special resolution, through a postal ballot by remote e-voting on June 1, 2023 and the results of which were announced on June 2, 2023. 1.3 The Buyback Size represents 20.95% and 17.86% of the aggregate of the fully paid-up equity share capital and free reserves as per the latest audited standalone and consolidated financial statements of the Company as of March 31, 2023, respectively, and is within the statutory limit of 25% of the aggregate total paid-up capital and free reserves of the Company, based on both standalone and consolidated audited financial statements of the Company, as per applicable provisions of the Companies Act and Buyback Regulations. 1.4 The Buyback Size does not include any transaction costs viz. brokerage, applicable taxes such as buyback tax (the “Buyback Tax”), securities transaction tax, goods and services tax, stamp duty, expenses incurred or to be incurred for the Buyback like filing fees payable to Securities and Exchange Board of India (the “SEBI”, advisors/legal fees, public announcement publication expenses and other incident all and related expenses, etc. 1.5 The Equity Shares are listed on the BSE Limited (the “BSE) and the National Stock Exchange of India Limited (the “NSE” (hereinafter together referred to as the “Stock Exchanges”). The Company’s American Depositary Shares (the “ADSs), as evidenced by American Depositary Receipts (the “ADRS”), are traded in the US. on the New York Stock Exchange(the NYSE) 1.6 The Buyback is being undertaken on a proportionate basis from the equity shareholders of Equity Shares of the Company, including the promoters and promoter group of the Company (including members thereof) and their associates who had Equity Shares or persons in control (including such persons acting in concert) who hold Equity Sheres as on the Record Date (as defined below) (the “Eligible Shareholders”) through the tender offer process prescribed under Regulation 4(iv)(a) of the Buyback Regulations. Additionally, the Buyback shall be, subject to applicable laws, implemented by tendering of Equity Shares by Eligible Shareholders and settlement of the same through the stock exchange mechanism as specified by the SEBI in its circular bearing reference number CIR/CFD/POLICY CELL/1/2015 dated April 13, 2015 read with the circular bearing reference number CFD/DCR2/CIR/P/2016/131 dated December 9, 2016 and circular bearing reference number SEBIHO/CFD/DCR- IVAR/P/2021/615 dated August 13, 2021, as amended from time to time (collectively, the “SEBI Circulars”). In this regard, the Company will request the BSE and NSE to provide the acquisition window for facitating tendering of Equity Shares under the Buyback. For the purposes of this Buyback, the BSE will be the designated stock exchange.
1.7 Participation in the Buyback by Eligible Shareholders may trigger tax on distributed income to such Eligible Shareholders (“Buyback Tax”) in India and such Buyback Tax is to be discharged by the Company. Any income received by Eligible Shareholders pursuant to the Buyback of shares will not be induded in the total taxable income of such shareholders The transaction of the Buyback would also be chargeable to securities transaction taxes in India. In due course, the Eligible Shareholders will receive a letter of offer, which will contain a more detailed note an taxation. However, in view of the particularized rature of tax consequences, the Eligible Shareholders are advised to consul their own legal, financial and tax advisors prior to participating in the Buyback. 1.8 A copy of this Public Announcement is available on the website of the Company at https:www.wipro.com/investors buy-back the website of the Manager to the Buyback www.jmfl.com and is expected to be available on the website of the SEBlat www.sebi.gov.induring the period of the Buyback and on the website of the Stock Exchanges at www.bseindia.com and www.nseindia.com. 2. NECESSITY OF THE BUYBACK 2.1. The Buyback is being undertaken by the Company to retum surplus funds to its equity shareholders, which are over and above its ordinary capital requirements and in excess of any current investment plans, in an expedient, effective and cost-efficient manner. The Buy back is being undertaken for the following reasons: (1) The Buyback will help the Company to distribute surplus cash to its shareholders holding Equity Shares broadly in proportion to their shareholding, thereby enhancing the overall returns to shareholders; (i) The Buyback, which is being implemented through the tender offer route as prescribed under the Buyback Regulations, would involve a reservation of up to 15% of the Buyback Size for Small Shareholders (as defined below). The Company believes that this reservation of up to 15% for Small Shareholders would benefit a large number of the Company’s public shareholders, who would be classified as “Small Shareholders”, (ii) The Buyback would help in improving financial ratiostikeeamings per share and retum on equity by reducing the equity base of the Company, and (iv) The Buyback gives the Eligible Shareholders the choice to either(A) participate in the Buyback and receive cash in lieu of their Equity Shares which are accepted under the Buyback, or (8) not to participate in the Buyback and get a resultant increase in their percentage shareholding in the Company post the Buyback, without additional investment. 3. MAXIMUM NUMBEROF SECURITIES THAT THE COMPANY PROPOSES TO BUYBACK 3.1.The Company proposes to buyback up to 26,96,62,921 (Twenty Six Crore Ninety Six Lakh Sixty Two Thousand Nine Hundred and Twenty One only) fuly paid-up Equity Shareso fface value of Rs. 2/-(Rupees Two only) each 4. THE BUYBACK PRICE AND BASIS OF DETERMINING THE BUYBACK PRICE 4.1.The Equity Shares of the Company are proposed to be bought back ata price of Rs. 445/- (Rupees Four Hundred and Forty-Five only) per Equity Share. 4.2.The Buyback Price of Rs.445/- (Rupees Four Hundred and Forty-Five only) per Equity Share was arrived at after considering various factors such as (i) the share price benchmarks on the NSE, the stock exchange where the maximum volume of trading in the Equity Shares is recorded, (ii) the net worth of the Company, and (ii) the impact on the eamings per Equity Share 4.3.The Buyback Price represents a premium of 15.38% over the volume weighted average market price of the Equity Shares on the NSE for the 60 (sixty) trading days preceding the date of intimation to the Stock Exchanges of the Board Meeting to consider the proposal of the Buyback and 21.80% over the volume weighted average market price of the Equity Shares on the NSE for the 10 (ten) trading days preceding the date of intimation to the Stock Exchanges of the Board Meeting to consider the proposal of the Buyback. The closing market price of the Equity Shares as on the date of intimation of the Board Meeting for considering the Buyback, being April 21, 2023, was Rs 36805 on NSE and Rs. 368.00on BSE. 4.4.The Buyback Price is at a premium of 289.11% of the book value per Equity Share of the Company, which as of March 31, 2023 was Rs. 114.36/- (Rupees One Hundred Fourteen and Thirty-Six Paisa only) per Equity Share, on a standalone basis. 4.5. The basic and diluted earnings per Equity Share of the Company prior to the Buyback, for the one year ended March 31, 2023 was Rs. 18.75/- and Rs. 18.72/- per Equity Share, respectively on a standalone basis. Assuming full acceptance under the Buyback, the basic and diluted earnings per Equity Share of the Company will be Rs. 17.62/- and Rs. 17.58- per Equity Share post the Buyback, respectively on a standalone basis. 4.6. The annualized return on net worth of the Company was 14.62% for the one year ended March 31, 2023 on a standalone basis, which will increase to 18.08% post the Buyback, on a standalone basis, assuming full acceptance of the Buyback 5. MAXIMUM AMOUNT REQUIRED UNDER THE BUYBACK AND ITS PERCENTAGE OF THE TOTAL PAID UP CAPITALAND FREE RESERVES 5.1.The maximum amount required for the Buyback will not exceed Rs. 120,00,00,00,000/-(Rupees Twelve Thousand Crores only), excluding transaction costs viz. brokerage, applicable taxes such as the Buyback Tax, securities transaction tax, GST, stamp duty, expenses incurred or to be incurred for the Buyback like filing fees payable to the SEBL advisors/legal lees, public announcement publication expenses, printing and dispatch expenses and other incidental and related expenses, etc. 5.2. The maximum amount men boned aforesaid is 20.95% and 17 86% of the aggregate of the fully paid-up Equity Share capital and free reserves as per the latest audiled standalone and consolidated financial statements, respectively, of the Company as at March 31, 2023, which is within the prescribed limit of 25%. 6. DETAILS OF HOLDINGAND TRANSACTIONS IN THE SHARES OF THE COMPANY 6.1. The aggregate shareholding in the Company of the (1) promoter and the members of the promoter group of the Company (the “Promoter and Promoter Group”) and persons in control, and (ii) directors/ trustees/ partners of the Promoter Group companies/enfilies as on the date of the Board Meeting and the Postal Ballot Notice, ie., April 27, 2023,areas follows: (1) Aggregate shareholding of the Promoter and Promoter Group and persons who are in control as on the date of the Board Meeting and the date of the Postal Ballot Notice,i.e. April27,2023: SL No. Name of Shareholder No. of Equity Shares % Shareholding 1. Azim H Premji 23,68,15,234 4.32 2. Yasmeen A Premji 26,89,770 005 3. Rishad Azim Premi 17,38,057 003 4. Tariq Azim Premji 15,80,755 0.03 5. Mr. Azim Hasham Premji Partner Representing Hasham Traders 92,89,46,043 16.93 6. Mr. Azim Hasham Premji Partner Representing Prazim Traders 1,11,98,92,315 20.40 7. Mr. Azim Hasham Premji Partner Representing Zash Traders 1,13,56,18,360 20.69 8. Hashaminvestment & Trading Co. Private Limited 14,25,034 0.02 9. Azim Premji Philanthropic Initiatives Private Limited” 1,45,68,663 0.27 10. Azim Premj Trust 55,86,76,017 10.18 Total 4,00,19,50,248 72.92 Note: 1. Mr. Azim H Pramji has disclaimed the beneficial ownership of equity shares held by Azim Premji Philanthropic Initiatives Private Limited. 2. Mr.Azim H Premiji hasdisclaimed the beneficial ownership of equity shares held by Azim Premi Trust. Aggregate shareholding of the Directors of companies which area part of the Promoter and Promoter Group, as on the dale of the Board Meeting and the date of the Postal Ballot Nolica, i.e. April 27, 2023:
SL No. Name of Shareholder No. of Equity Shares % Shareholding 1. AzimH Premi 23,68,15,234 432 2 YasmeenA Premj 26,89,770 0.05 3. Rishad Azim Premji 17,38,057 0.03 4. Tariq Azim Premji 15,80,755 0.03 5. Pagathivarthi Srinivasan 89,796 0.00 6. Lakshminarayana Ramanathan Kollengode 18,400 0.00 7. Vadapally Ravi Kiran 6,653 0.00 8. Bhoopalam Chandrashekharaiah Prabhakar 10,400 0.00 9. Ayyanari Lakshmanarao 40,070 0.00 10. Tekkethalakal K Kurien 8,46,999 0.02 11. Deepak Jain 1,40,483 0.00 12. Manoj Jaiswal 4 0.00 Total 24,39,76,621 445 Aggregate shares purchased or sold by the Promoter and Promoter Group, persons in control, Directors of companies which are a part of the Promoter and Promoter Group during a period of six (6) months preceding the date of the Board Meeting at which the Buyback was approved and the date of the Postal Ballot Notice, i.e., April 27, 2023: (a) Aggregate of shares purchased or sold by the Promoter and Promoter Group and persons who are in control: NL (b) Aggregate shares purchased or sold by the Directors of companies which are part of the Promoter and Promoter Group:NIL 7. INTENTION OF THE PROMOTER AND PROMOTER GROUP AND PERSONS IN CONTROL OF THE COMPANY TO PARTICIPATE IN BUYBACK 7.1. In terms of the Buyback Regulations, under the tender offer route, the Promoter and Promoter Group have an option to participate in the Buyback. In this regard, the Promoter and Promoter Group entities and persons in control of the Company have expressed their intention to participate in the Buyback vide their letters dated April 27, 2023 and may tender up to an aggregate maximum of 3,91,74,17,716 Equity Shares or such lower number of Equity Shares in accordance with the provisions of the Buyback Regulations. Please see below the maximum number of Equity Shares to be tendered by each of the Promoter andPromoler Groupas wel aspersons in control of the Company. SI. No. 1. 2. 3. Name of the Promoter and Promoter Group entity Azim H Premi Yasmeen A Premji Rishad Azim Premji Maximum No. of Equity Shares intended to be offered 15,22,82,702 26,89,770 17,38,057 4. Tariq Azim Premji 15,80,755 5. Mr. Azim Hasham Premji Partner Representing Hasham Traders 92,89,46,043 6. Mr. Azim Hasham Premji Partner Representing Prazim Traders 1,11,98,92,315 7. 8. 9. Mr. Azim Hasham Premji Partner Representing Zash Traders Hasham investment and Trading Co. Private Limited Azim Premji Philanthropic Initiatives Private Limited” 1,13,56,18,360 14,25,034 1,45,68,663 10. Azim Premji Trust Total 55,86,76,017 3,91,74,17,716 Note: 1. Mr. Azim H Premii has disclaimed the beneficial ownership of equity shares held by Azim Premji Philanthropic Initiatives Private Limited. 2 Mr. Azim H Premji has disclaimed the beneficial ownership of equity shares held by Azim Premji Trust. 7.2. The Buyback will not result in any benefit to the Promoter and Promoter Groupor any Directors of the Company except to the extent of the cash consideration received by them from the Company pursuant to their respective participation in the Buyback in their capacity as equity shareholders of the Company, and the change in their shareholding as per the response received in the Buyback, as a result of the extinguishment of Equity Shares which will lead to reduction in the equity share capital of the Company post Buyback. 7.3. The details of the date and price of acquisition of the Equity Shares that the Promoter and Promoter Group intend to tender are sel-out below: Azim H Premi Date of Transaction Nature of Transaction Na of Face Equity Shares Value (Rs.) Issue! Acquisition Consideration (Cash, Price (Rs.) other than cash etc.) June 29, 2004 Bonus 62,46,589 2 August 24, 2005 Bonus 1,85,11,620 2 June 17, 2010 Bonus 2,46,82,160 2 June 15, 2017 Bonus 6,17,05,400 2 March 8, 2019 Bonus 4,11,36,933 2 Total 15,22,82,702 Note: 1. Out of originally allofled 123,41,080 equity shares of Rs. 2/-each as bonus, an aggregate of 60,94,491 equity shares were tendered and accepted pursuant to the buyback by the Company on September 9, 2019 at a price of Rs. 325/- per equity share. Additionally, out of the originally allotted 12,34,108 equity shares of Rs 10/- each as bonus on January 22, 1998 and subsequently adjusted for split into shares of face value of Rs 2/-each as on the record date on October 14, 1999, an aggregate of 61,70,540 equity shares were tendered and accepted on September 9, 2019 pursuantto the buyback by the Company at a price of Rs. 325/-perequity share. (i) Yasmeen A Premji Date of Transaction Nature of Transaction Na of Equity Shares Value (Rs) Face Issue/Acquisition Consideration (Cash, Price (Rs.) otherthan cash etc.) June 29, 2004 Bonus 1,64,794 2 August 24, 2005 Bonus 3,28,800 2 June 17, 2010 Bonus 4,25,066 2 June 15, 2017 Bonus 10,62,666 2 March 8, 2019 Bonus 7,08,444 2 Total 26,89,770 Note: 1. Originally allotted 2,19,200 equity shares of Rs. 2/- each as bonus. An aggregate of 1,44,006 equity shares were tendered and accepted on September 3, 2019 pursuant to the buyback by the Company at a price of Rs. 325/- per equity share, of which 54,406 equity shares were part of this allotment. (i) Rishad Azim Premji Date of Transaction Nature of Transaction No. of Face Equity Shares Value (Rs.) August 24, 2005 Bonus 2,14,948 2 June 17, 2010 Bonus 3,78,666 2 June 15, 2017 Bonus 6,86,666 2 March 8, 2019 Bonus 4,57,777 2 Total 17,38,057 Issue! Acquisition Consideration (Cash, Price (Rs.) other than cash etc.) Note: 1. Originally allotted 3,08,000 equity shares of Rs. 24 each as bonus, out of which an aggregate of 93,052 equity shares were tendered and accepted on September 9, 2019 pursuant to the buyback by the Company at a price of Rs. 325/- perequity share. (iv) TariqAzim Premj Date of Transaction Nature of Transaction No. of Face Equity Shares Value (Rs.) Issue/Acquisition Consideration (Cash, Price (Rs.) other than cash etc.) June 29, 2004 Bonus 43,589 2 August 24, 2005 Bonus 79,500 2 June 17, 2010 Bonus 1,06,000 2 June 15, 2017 Bonus 2,65,000 2 March 8, 2019 September 13, Bonus 1,76,666 2 Market Purchase 9,10,000 2 66776 2021 Total 15,80,755 Note: 1. Originally allotted 53,000 equity shares of Rs 24 each as bonus. An aggregate of 35,911 equity shares were tendered and accepted on September 9, 2019 pursuant to the buyback by the Company at aprice of Rs. 325/- per equity share, of which 9,411 equity shares were part of this allotment (v) Mr.Azim Hasham Premji Partner Representing Hasham Traders Date of Nature of No of Transaction August 24, 2005 Transaction Bonus Equity Shares Value (Rs.) 9,31,80,044 Face Issue Acquisition Consideration (Cash, Price (Rs.) other than cash etc.) 2 June 17, 2010 Bonus 21,75,06,000 2 June 15, 2017 Bonus 37,09,56,000 March 8, 2019 Bonus Total 24,73,03,999 92,89,46,043 2 2 Note: 1. Out of originally allotted 15,34,50,000 equity shares of Rs. 2/- each as bonus as of August 24, 2005, an aggregate of 5,0269,956 equity shares were tendered and accepted on September 9, 2019 pursuant to the buyback by the Company at a price of Rs. 325/- per equity share. Further, an aggregate of 1,00,00,000 equity shares were tendered and accepted on January 15, 2021 pursuant to the buyback by the Company at a price of Rs. 400/-perequity share. (vi) Mr.Azim Hasham Premji Partner Representing Prazim Traders Date of Transaction June 29, 2004 August 24, 2005 June 17, 2010 Nature of Transaction Bonus Bonus Bonus Na of Equity Shares Value (Rs.) 2,97,00,305 Face Issue! Acquisition Price (Rs.) Consideration (Cash, other than cash etc.) 2 11,52,65,878 2 21,66,78,000 2 2 440.05 Cash March 19, 2013 Block Trade inter-se 84,03,482 purchase from Hasham Traders June 15, 2017 March 8, 2019 Total Bonus Bonus 45,29,06,791 2 29,69,37,859 2 1,11,98,92,315 Note 1. Out of originally allotted 4,89,99,500 equity shares of Ps. 2/- each as bonus as of June 29, 2004, 1,92,99,195 equity shares were tendered and accepted pursuant to the buyback by the Company on September 9, 2019 at a price of Rs. 325/- per equity share. This is part of the aggregate of 6,03,59, 126 equity shares tendered and accepted on September9, 2019 pursuantfobuyback bythe Company ata price of Rs. 325-perequityshare. 2 Out of originally allotted 16,25,08,500 equity shares of Rs. 24-each as bonus, 397,42,622 equity shares were lendered and accepted pursuant to the buyback by the Company on September 9, 2019 at a price of Rs 325/- per equity share. This is part ofthe aggregate of 6,03,52, 126 equity sh arestendered and accepted on September 9, 2019 pursuant to buybackby the Company at a price of Rs. 325/- per equity share. Further, an additional 75,00,000 equity shares were tendered and accepted pursuant to the buyback by the Company on January 15, 2021, at a price of 400/- per equity share 3. Out of originally acquired 97,20,791 equity shares of Rs.2/- each through inter-se purchase from Hasham Traders,
Nature of Transaction No of Equity Shares Value (Rs.)|| 3,17,309 equity shares were lendered and accepted pursuant to the buyback by the Company on September 8, 2019 at a price of Rs. 325-perequity share. This is part of the aggregate of 6,03.99, 126 equity shares andered and accepted on September 9, 2019 pursuant to buyback by the Company at a price of Rs. 325-perequityshare. (Mr.Azim Hasham Prem Partner Representing Zach Traders Date of Transaction Face Issue Acquisition Consideration (Cash, Price (Ra) other than cash etc.) June 29, 2004 Borus 2,9629,741 2 August 24, 2005 Bonus 12,87 22,290 June 17, 2010 Borus 21,61,63,200 2 March 19, 2013 Block Trade inter-se 8403,481 2 440.05 Cash purchase from Hasham Traders June 15, 2017 March 8, 2019 Borus Bonus 45,16,19790 2 30,1079858 2 Total 1,13,56,18,360 Note 1 Out of originally acted 6,36,13,400 equity steres d Rs. 2/-each as bonus as of June 23, 2004, 3,39,83,659 equity shares were tendered and accepted pursuant to the buyback by the Company on September 9, 2019 at a price of Rs. 325- per equity shere. This is part of the aggregate of 6,12,01,078, equity sheres tendered and accepted pursuant to buyback by the Company on September9, 2019 at a price of Rs. 325/-per equity share 2 Out of originally allotted 16,21,22,400 equity shares of Rs. 2/- each as bonus, 2,5800, 110 equity shares were tendered and accepted pursuant to the buyback by the Company on September 9, 2019 at a price of Rs 325-per equity share. This is part of the aggregate of 6, 1201,078 equity shares tendered and accepted pursuant to buyback by the Company on September 9, 2019 at a price of Rs 325-per equity share. Further, an additional 75,00,000 equity shares were tendered and accepted pursuant to the buyback by the Company on January 15, 2021, at a price of Rs 400-per equity share. 3 Out of originally acquired 97,20,790 equity shares of Rs.2 each through inters purchase from Hesham Traders, 13,17,309 equity shares were fendered and accepted pursuant to the buyback by the Company on September 9, 2019 at a price of Rs.325-perequity shers. This is part of the aggregate of 6, 1201,078 equity shares lendeved and acceptedpursuantto buyback by the Company on September 9, 2019eta price of Rs.325-perequityshare. (vill)Hasham Investment and Trading Co. Private Limited Nature of Transaction Date of Transaction No of Equity Shares Value (Rs.) Face Price (Rs) Issue Acquisition Consideration (Cash other than cash etc.) July 7, 2015 Shares received 466.704 under court approved scheme of amelgamation June 15, 2017 Bonus 562,998 2 March&2019 Bonus 3,75,332 Total 14,25034 Note 1. Originally received 5,62,988 equity stares of Rs. 24 each under court approved scheme of amalgamation, out of which an aggregate of 76,294 equity shares were tendered and accepted on September 9, 2019 pursuant to the buyback by the Companyat a price of Rs. 325-perequityshare. (x)Azim Premi Philanthropic natives Private Limited Date of Traction Nature of Transaction No. of Face Equity Shares Value (Rs.) Issued Acquisition Consideration (Cash, Price (Pa.) other than cashetc.) June 15, 2017 Bonus 93,66,611 2 March 2019 Borus 5202,052 2 Total 1,45,68,683 Nots 1 Out of originally elotted 100,68,855 equity shares d Rs. 2-each as bonus, out of which an aggregate of 51,82,115 equity shares were accepted on January 15, 2021 pursuant to the buyback by the Companyat a price of Rs. 400-per equity share of which 703,344 was part of this ament 2 Mr. Azim H Prenj has disclaimed the beneficial ownership of equity shares held by Azim Premi Phiarthropic Initiatives Private Limited (Azim Premj Trust Date of Nature of Transaction Transaction No of Equity Shares Value (Rs.) Face Issual Acquisition Consideation (Cash, Price (Ra) other than cash June 15, 2017 Bonus 35,25,22,142 2 March 4, 2019 Bonus 20,61,53,875 2 Total 55,86,75,017 Not 1 Originally received 39,80,65,641 equity shares of Rs.2-eaches bonus. An aggregate of 18,87,22,670 equity shares were accepted pursuan to the buyback by the Company on January 15, 2021 at a price of Rs. 400-par equity share, out of which 4,65,43,459was part of this met 2 Mr. Azim Premjihadisclaimed the bene ciałownership of equity shares heldbyzim Premi Tru & CONFIRMATIONS FROM THE COMPANY AS PER THE PROVISIONS OF THE BUYBACK REGULATIONS AND THE COMPANIESACT () all the Equity Shares of the Company are fully paid-up the Company’ shall not issues my Equity Shares or specified securities, including by way of bonus, from thedate of declaration of results of the postal ballot for special resolution passed by the shareholders approving the proposed Buyback, until the date of expiry of the Buyback period; (i) except in decharge of its subsisting obligations, the Company shall not raise further capital for a period of six (6) months of one (1) year from the expiry of the Buyback period, as may be applicable in accordance with applicable lav (the Company shall not buyback locked-in Equity Shares and non-transferable Equity Shares until the pendency of the lock in or the Equity Shares become transferable (V) the Company shall nd buyback its Equity Shares from any person through a negotiated deal whether on or of the Stock Exchanges or through spot transactions or through any private arrangement in the implementation of the Buyback (vi) there are no defaults subsisting in the repayment of any deposits (including interest payable thereon) redemption of debentures or preference shares, payment of dividend or repayment of any term loans to any financial institution or barks (including in lar eat payable thereont (via the Company has been in compliance with Sections 92, 123, 127 and 12 9of the Companies Act (vii) the aggregate amount of the Buyback, i.e. Rs. 120,00,00,00,000+ (Rupees Twelve Thousand Crores Only). does not exceed 25% of the aggregate of the total paid up capital and free reserves of the Company as per the latest audited stand alone and consolidated balance sheet of the Companies at March 31,2023; (x) the maximum number of Equity Shares proposed to be purchased under the Buyback, ie., (up to 26,96,62,921 Equity Shares), does not exceed 25% of the total number of Equity Shares in the paid-up Equity Share capital as per the latest audited standalone and consolidated balance sheet of the Company as at March 31, 2023; (x) the Company shall not make any offer of buyback within a period of one (1) year reckoned from the date of expiry of the Buyback period D) there is no pendency of any scheme di amalgamation or compromise or arrangement pursuant to the provisions of the Companies Act, as on date; (i) the ratio of the aggregate of secured and unsecured debts owed by the Company shall not be more than twice the paid-up Equity Share capital and free reserves after the Buyback based on both standalone and consolidated financial statements of the Company, whichever sets out the lower amount (xii) the Company shall not directly or indirectly purchase its Equity Shares through any subsidiary company including its own subsidiary companies or through any investment company or group of investment companies (xiv) covenants with lenders are not being breached pursuant to the Buyback pay the Company shall not use borrowed funds from banks or financiaisons in fluffing its obligations under the Buyback and (vi) the Company shall not withdraw the Buyback offer after the public enouncement of the Buyback is made. 9. CONFIRMATION BY THE BOARD The Board of the Company has confirmed that it has made a fut enquiry into the affairs and prospects of the Company and has formed the opinion a that immediately following the date on which the meeting of the board of directors is convened, le. Apr 27, 2023 or following the date on which the result of shareholders resolution will be declared (the “Postal Ballot Resolution”). approving the Buyback, there will beno grounds on which the Company could be found unable to pay debt b. that as regards the Company’s prospects for the year immediately following the date on which the meeting of the board of directors is convened, ie. April 27, 2023or the Postal Balot Resolution that, having regardto the Board’s intention with respect to the management of Company’s business during that year andto the amount and character of the financial resources which will in the Board’s view, be available to the Company during that year, the Company will be able to meet its liabilities as and when they fail due and will not be rendered insolvent within a period of one (1) year from the date of the Board Meetingie.Apr 27,2023 or the Postal Ballot Resolution, and c. that informing an opinion for the above purposes, the Board has taken into account the abilities as if the Company was being wound up under the provisions of the Companies Act 1956, Companies Act, 2013 or the Insolvency and Bankruptcy Code, 2016 (including prospective and contingentliablites). 10. INFORMATION FOR ADS HOLDERS Equity Share Withdrawal As previously discussed in the notices to ADS holders made available on the Company’s website on May 8,2023 holders of ADSs will not be digble to tender ADSs in the Buyback. In order for such holders to participate in the Buyback, they must become holders of Equity Shares as of the Record Date (as defined below). They, therefore, need to establish an account with a bark, broker or other nominee in India sufficiently in advance of the Record Date to receive the withdrawn Equity Shares in DR type electronic dematerialized form (a Brokerage Account”) prior to the Record Dale, (i) submit the desired number of ADSs to JPMorgan Chase Bank NA, as the ADR depositary (the “Depositary” for cancelation and withdraw the underlying Equity Sheres no later than three (3) New York business days prior to the Record Date Equity Share Withdrawal) and () after receiving the Equity Shares in the Brokerage Account, tender into the Buyback any or all such withdrawn Equity Shares when the offering period for the Buyback commences. The process to set up a Brokerage Account may be a lengthy process, and must be completed sufficiently prior to the Record Date such that any holder of ADSs that wishes to participate in the Buybask may effect Equity Share Withdrawal no later than three (3). New York business days prior to the Record Date A registered holder ADS may surrender such ADS to the Depositary for cancelation along with requisite fees and a written onder directing the Depositary to cause the Equity Shares represented by the ADSS to be withdrawn and delivered to, or upon the written order of any person designated in such order (the “Withdrawal Order” Persone holding the ADSs through a bank, broker or other nominee must request such bark, broker or other nominee to surrender the ADSS to be cancelled, pay the requisite fees to the Depositary and provide the Depositary with the Withdrawal Order The Depositary will charge such holder a fee of US$0.05 for each ADS surrendered for cancellation and may have other requirements before it permits withdrawal of any Equity Shares. These fees are payable whether or not the withdrawn Equity Shares are accepted for tender in the Buyback. Each hdder of ADSS that wishes to effect an Equity Share Withdrawal will be responsible for setting up its Brokerage Account, including providing any necessary documentation and know your customer documentation, and may incur customary fees, charges and expenses in connection therewith. The Depositary will not assist ADS holders or other persons in establishing Brokerage Accounts in India. The Depositary will on a best efforts basis endeavor to deliver the Equity Shares to Brokerage Account in India. If the Depository is not able todo so for whatever reason, they will not be liable for any losses that may result to the holders of ADS. You must be a holder of Equity Shares as of the Record Date to participate in the Buyback. Equity Sharee trade on the BSE and the NSE and cannot be traded on the U.S.exchange, ie, the NYSE Due to uncertainties under Indle law and the terms of the deposit agreement, upon withdrawal of the Equity Shares underlying the ADSe, an equity holder currently cannot re-deposit the Equity Shares to the ADR program to receive ADSe. There is no guarantee that any ADS holder the submits its ADSs for cancelation and withdrawal of the underlying Equity Shares will be able to lender successfully into the Buyback any or all of such Equity Shares Equity Shares that are not accepted in the Buyback will remain outstanding, and the rights and obligations of any holder of such Equity Shares will not be fected (1) Buyback Price and Foreign Exchange Considerations The Buyback Price is at a premium of 16.49% over the volume weighted average price of an ADS on the NYSE for the sixty (60) trading days preceding the date of the notice to the Indian Stock Exchanges of the Board Meeting to consider the proposal of the Buyback, ie., April 23, 2023. The Buyback Preisata premiumo 123,18% over the volume weighted average market price of an ADS on the NYSE for the ten (10) Irading days preceding April 23, 20:23. The Buyback Price will be paid in indan rupees. These amounts are based on the exchange rate of Rs. 82.06 (Rupees Eighty-Two and Six Paisa Only) per USD as published by the Federal Reserve Board of Governors on April 21, 2023. Ructuations in the exchange rate between the Indian rupee and the US dollar wil affect the US. dolar equivalent of the Buyback. Shareholders are urged to obtain current exchange rate information before making any decision with respect the Buyback. Continued on net page.

contraved from previous page Participating in the Buyback may result in ADS holders receiving less proceeds then what could be obtained by selling ADSNYSE ()Tax and Reqtory Considerations Participation in the Buyback will trigger the Buyback Tax to be de charged by the Company, however, income received pursuanto such Buyback shall be exempt from income tax in India ADS holders are advised in amsult their own legal financial and tax advisors prior to participating in the Buyback and requesting that the Depositary affection Equity Share Withdrawal, including advice related to any reed regulatory approvals and US, Indian and other considerations. In addition, prior to submitting any ADS to withdrawal ADS holders are advised to confimithalthey have a Brokerage Account in India that can take delivery of the Equity Shares. Special notice to security holders in the United Stat The Buyback is being made for securities of an Indian company and is subject to the laws of India. It is important for US securities holders to be aware that the Buyback is subject to tender offer laws and regulations in India that are different from those in the US and documents related to the Buyback will be prepared in accordance with Indian format and style, which differs from customary US format and style. Certain US federal securities low apply to the Buyback as them are US holders of Equity Shares and ADSS. The Buyback is being beaded in the US. as one to which the “Tier exempla set forth in Rule 136-408) under the Securities Exchange Act of 1934, as amended, is applicable Documents on Display The Company is subject to the reporting and other informational requirements of the US. Securities Exchange Actof1934, as amended, and, in accordance therewith, files reports and other information with the SEC, which can be inspected and copied at the public reference incities maintained by the SEC at 100 F St NE, Washington DC, 20549. Copies of these materials can also be obtained from the Public Reference Section of the SEC, 100 F St, NE, Washington DC, 20549, at prescribed rates. The SEC maintains a website at wwww.com that contains reports, proxy and information determents, and other information regarding registrants that make alectronic I filings with the SEC using ts EDGAR system If you have any qusions regarding an Equity Share Withdrawal or the Buyback, please call the Company at +91- 80-29440011. Please donat call the Depositary with any questions related to the Buyback aranymatter related to opening accounts in India. Registered Holders may, however, contact the Depositary about the procedure related to the cancelation of their ADS. Those holding ACSS through a bank, broker or other nominee mustertact such bank, broker or nominee with any questions they may have related to such cancellation procedures. 11. REPORT BYTHE COMPANY’S STAUTORYAUDITOR The text of the report dated April 27, 2023 of Deloitte Haskins & Sets LLP, the Statutory Auditors of the Company. addressed to the Brandieproduced below: The Board of Directors Wipro Limited Doddakannell, Sarjapur Road, Bengaluru-560035 Dear Sir/Madam, Subject: Statutory Auditor’s report in respect of proposed buyback of equity shares by Wipro Limited (the Company’) in terms of clause (x) of Schedule of Securities and Exchange Board of India (Buyback of Secures) Regulations, 2013, as amended (“Buyback Regulations”) 1. This Report issued in accordance with thet armsofour engagementetteredJuly 20,2022. 2. The Board of Directors of Wipro Limited (Company) have approved a proposal for buy-backofequityshares by the Company subject to the approval of its shareholders) at its meeting held on April 27, 2023 in pursuance of the provisions of Sections 68, 6 and 70 of the Companies Act, 2013 as amended (the Act) and the Buyback Regulations 3. We have been requested by the Management of the Company to provide a report on the accompanying statement of permissible capital payment (including premium) (Annexure A”) as at March 31, 2023 (hereinafter referred to as the *Statement) prepared by the management the Company, which we have inhaled for identification purpose only Management Responsibility for the Statement 4. The proportion of the statement in accordance with Section 682(c) of the Act, Regulation 4) of the Buyback Regulations and in compliance with the Buyback Regulations, is the responsibility of the management of the Company, including the computation of the amount of the permeable capital payment (including prou, the preparation and maintenance of all accounting and other mlevant supporting moords and documents. This responsibility includes the design, implementation and maintenance off internal control relevant to the preparation and presentation of the Statement and applying an appropriate basis of preparation and making estimes that are reasonable in the circumstances. Auditors Responsibility 5. Pursuant to the requirements of the Buyback Regulations, it is our responsibility to provide reasonable assurance whether I. we have inquired into the state of affairs of the Company in relation to the audited interim condensed standalone and consolidated financial statements as at and for the three months and year ended March 31, 2023. I the amount of permissible capital payment for the proposed buyback of equity sharesas stated in Annexure, has been property determined considering the auditedinterim condensed standalone and consolidated financial statements a stand for the free the Act and Regulation of the In chuse (x) of Schedule to the Buyback Regulations on reasonable grounds and that the Company will not, having regard to its state of affairs, berendered insolentwithin a period of one your from the aforesaid date and from the date on which the results of the shareholders’ resolution with regard to the proposed buyback is passed. The audited interim condensed standalone and consolidated financial statements reformed to in paragraph Sabove have been audited by us, on which we have issued an unmedited audit opinionvide our reports dated April 27, 2023 We conducted our audit of the Inform condensed standalone and consolidated financial statements in accordance the Beard doctors of the CFO with the Standards san Auditing specified under Section 143(10) of the Act (the “Standards”) and other applicable authoritative pronouncements essued by the institute of Chartered Accountants of India the ICAF) Those Standards require that weplan and perform the audit to obtain reasonable about whether the financial statements are free of materialmissaement 7. We conducted our examination of the Statement in accordance with the Guidance note on Audit Reports and Certificates for Special Purpose Revised 2016), issued by the ICAI (Guidance Note” and standards of auditing specified under section 14310) of the Act, in so far as applicable for the purpose of this certificate. The Guidance Note requires that we comply with the ethical requirements of the Code of Ethics issued by the ICAL 8. We have compled with the relevant applicable requirements of the Standard on Quality Control(SQC) 1,Quality Control for Firms that Perform Audits and Reviews of Historical Financial Information, and Other Assurance and Related Services engagements Ophion 9. Based on enquiries conducted and our exemption as above, we report that We have enquired into the state of affairs of the Company in relation to its audited standalone and consolidated financial statements as at and for three months and year ended March 31, 2023 which has been approved by the Board of Directors of the Company on April 27, 2023 The amount of permissible capital payment (including premium) towards the proposed buyback of equity shares as computed in the Statement attached herewith as Annexure A, in our view has been properly determined in accordance with Section (2)(ched and Regulation) of the Buyback Regulations. The amounts of share captaland free reserves have been extracted from the audited interim condensed standalone and consolidated financial statements of the Company as at and for three months and year ended March 31,2023 I) The Board of Directors of the Company, in their meeting held on April 27, 2023 have to mad their opinion as specified incluse (x) of Schedule to the Buyback Regulations, on reasonable grounds and that the Company having regard to its state of affairs, will not be rendered insolvent within a period of one year from the date of passing the Board Meeting remotion dated April 27, 2023 and from the date on which the results of the shareholders resolution with regard to the proposed buyback arpassed RestrictiononUse 10. This report has been issued at the request of the Company solely for use of the Company in connection with the proposed buyback of equity shares of the Company in pursuance to the provisions of Section 68 and other applicable provisions of the Act, and the Buyback Regulations, to enable the Board of Directors of the Company to include in to buy-back to be se Exchange Board of India, stock ch ya per applicable Limited and (1) for Servtes (Inda) Umbed, providing to JM Financial Limited (the managers), in pursuance to the provisions of Section 68 and other a applicable provisions of the Act and the Buyback Regulations, and may not be suitable for any other purpose. This r report should not be used for any other purpose without our prior written consent. Accordingly, we do not accept or assume any liability orany duty of care for any other purpose or to sy of ther person to whom this certificate is shown or into whose hands t may come without our prior consent in For Deloitte Haskins & Salis LLP Chartered Accountants Firm Registraton Na 117368ww-100018 Sd. An and Subramanium Partner Membership No. 110815 Place: Bengaluru Date: April 27, 2023 UDIN: 23110815BGXVKM1094 Aure A Computation of amount of permissible capital payment towards buyback of Equity Shares in accordance with section 682) of the Act and the Buyback Regulations based on audited interim condensed and alone and consolidated financial statements as at and for three months and year ended March 31,2023 Particular Amount (in Rs. Lakhs) Amount (in Rs. Lakhs) Standalone Consolidated Paid-up Equity Share Capital as at March 31, 2023(A) 109,758 109,758 Free Reserves as at March 31, 2023 Retained Eamings -Securities Premium Reserve Total Free Reserves B) 5,585,809 33,014 5614,903 6,571,797 37,596 Total (A+B) 5,728,081 Maximum amount permissible for the buyback lewer of 6719,191 1,432,145 25% of total paid-up aquity capital and free reserves of standalone and consolidated financial statements 12. RECORD DATE AND SHAREHOLDER’S IN TITLEMENT 12.1 As required under the Buyback Regulations, the Company has feed-lune 16,2023 as the record date (the Record Date) for determining the entitlement and the names of the shareholders holding Equity Shares of the Company who will be Eligible Shareholders to participate in the Buyback Holders of ADSs will not be aligible to lender ADS in the Buyback in order for such holders to participate in the Buyback they must take certain actions prior to the Record Date For additional details concoming participation in the Buyback by ADS holders, san paragraph 10 above entitled “Information for ADS Holders”. Eligible Shareholders will receive a letter of offer along with a Tendertaler for Indicating theirentidement 12.2As required under the Buyback Regulations, the depatch of the letter of offer shall be through electronic mode in accordance with th the provisions of the Companies Act within two (2) working days from the Record Date If the Company receives a request from any Eligible Shareholder to receive a copy of the letter of offer in physical form, the same shall be provided. 123 The Equity Shares lobe bought back as parto the Buyback are divided into two categories Areserved category for small shareholders fined hereintercard A general category for all other shareholders
124 As defhed in Regulation 2(n) of the Buyback Regulations, a “small shareholder” is a shareholder who holds equity shares having market value, on the basis of closing price on the stock exchange having highest trading volume as on the Record Date, ofnot more than Rs.2,00,000-Rupees Two Lakhs only) 125. In accordance with Regulation 6 of the Buyback Reguations, 15% of the number of Equity Shares which the Company proposes to buyback or such number of Equity Shares entitled as per the shareholding of smal shareholders as on the Record Deris, whichever is higher, shall be reserved for the small shareholders as part of this Buyback 126 Based on the holding on the Record Date, the Company will determine the entitlement each Eligible Shareholeto tender their shares in the Buyback. This entment for anch Bigible Shareholder will be cabunted based on the number of Equity Shareshed by the respective shareholder as on the Record Date and the ratio of the Buyback applicable in the category to which such shamholder belongs. In accordance with Requision 90 of the Buyback Regulations, in order to ensure that the same shareholders with multiple demat accounts/tools do not receive a higher antidement under the Small Shamholder category the Company will club together the equity shares held by such shareholders with a common Permanent Account Number (the “PAN”) for determining the category Small Shareholder or General) and entitlement under the Buyback. In case of joint shareholding the Company will club together the Equity Shares held in cases where the sequence of the PWN of the joint shareholders is identical in case of physical shareholders, where the sequence of PAN is identical, the Company will dub logether the equity shares held in such cases. Similarly, in case of physical shareholders where PAN is not available, the Company will check the sequence of names of the joint holders and club together the Equity Shares held in such cases where the sequence of name of joint shareholders is identical. The shareholding of instutional investors like mutual funds, pension funds/trusts, insurance companies etc., with common PAN will not be clubbed together for determining the category and will be considered separately, where these Equity Shares are held for different schemes and have a different demat account nomenclature based on information prepared by the Registrar and Transfer Agent as per the shareholder records received to the Depot 12.7.After accepting the Equity Shares tendered on the basis of entiment, the Equity Shares letto be bought back, any, in one category shall first be accepted, in proportion to the Equity Shares tendered over and above their entilament in the offer by Eligible Shareholders in thatcategory, and thereafterfrom Eligible Shareholders who have torderedover and abovetheir entitlement in the other category. 12&The participation Eligible Shareholders in the Buyback is voluntary Eligible Shareholders holding Equity Shares of the Company can choose to participate and get cash in lauoshares to be accepted under the Buyback or they may choose not to participate. Eligible Shareholders holding Equity Shares of the Company may also accept a part ofther antideman. Eigible Shareholders holding Equity Shares of the Company also have the option of lendering additional shares (over and above their entitlement) and participate in the shortfall cresteddus tenon-participation ofsome other shareholders, any 12.9.The maximum tender under the Buyback by any Eligible Shareholder camot exceed the number of Equity Shares held by the Bigble Shareholder as on the Record Dene. In case the Eligible Shareholder holds Equity Shares through multiple demat accounts, the lender through ademat accountcannot exceed the numberof Equity Sharesh aid in that dems to count 12.10. The Equity Shares tendered as per the artillement by Eligible Shareholders holding Equity Shares of the Company as well as additional Equity Shares tendered, if any, will be accepted as per the procedure laid down in the Buyback Regulations. The settlement of the lenders under the Buyback will be done using the “Mechanism for acquisition of shares through Stock Exchange pursuant to Tender Offers under Takeovers Buy Back and Delising noted under the SEB Cours 12.11.Participation in the Bayback by shareholders will trigger the Buyback in India and such tax isto be discharged by the Company. Any income received by Eligible Shareholders pursuant tothe Buyback of shapes will not be included in the total taxable income of such shareholders. The Buyback will also be chargeable to securitas transaction taxx in India. The shareholders are advised to consult their own legal, financial and tax advisors prior to participating in the Buyback 12.12. Dated insinctions for participation in the Buyback (ender of Equity Shares in the Buyback)adwall as the relevant timetable will be included in the latter of offer to be sent in due course to the Eligible Shareholders. 13. PROCESS AND METHODOLOGY FOR BUYBACK 121.The Buyback is open to all Eligible Shareholders (including holders ADSs who submit the desired number ofADSS to the Depositary for cancellation and withdraw the underlying Equity Shares from the ACR program no later than 12:10 noon New York Chy me on June 13, 2023) of the Company, holding Equity Shares alther in physical or de meterialed form on the Record Date 13.2.The Buyback she be implemented using the “Mechanism for acquisition of shares through Stock Exchange” notified vide the SEBI Chaulers and following the procedure prescribed in the Companies Act and the Buyback Regulations, and as may be determined by the Board and on such terms and condonas may be permitted by law from time to 13.3. For implementation of the Bayback, the Company hee appointed JM Financial Services Limited as the registered broker to the Company the “Company’s Broker) in faclitate the process of tendering of Equity Shares through the stock exchange mechanism for the Buybackthrough whom the purchase and seements on account of the Buyback would be made by the Company. The contact details of the Company’s Broker areasllows: JM Financial Services Limited 5*Rear, Chargy, Appasaheb Marathe Marg, Prabhadevi, Mumbai-400025, hda Tat: +91 22 6704 3000; Fax: +91 22 67617222 Contact Person: Divyesh Kapadia, Tel:+91 22 30243862 Email: Dayesh Kasaedia@m.com Web www.fo SEBI Registration Number: INB-INFO11054831 (BSE); NB/INEINF 231064835 (NSE) Corporate Identification Number: UB7120MH199C115415 13.4.The Company will request both Stock Exchanges to provide a seperate acquisition window (the “Acquisition Window totalitate placing of sell orders by Bigible Shareholders who wish to tender Equity Shares in the Buyback BSE wil be the designated stock exchange for the purpose of this Buyback. The details ofthe Acquisition Window will be specified by the Stock Exchanges from time to time 13.5. During the tendering perod, the order for selling the Equity Shares will be placed in the Acquisition Window by Eligible Shamholders through their respective stook brokers (the “Stock Brokers”) during normal trading hours of the secondary market StockBrokers may enter ordersforde matshara well as physical shares. 13.6in the event the Slock Brokers of any Eligible Shareholder is not registered with BSE as a trading member took broker, then that Eligible Shareholder can approach any BSE registered stock broker and can register themselves by using quick unique client code the “UCC”) facity through the registered stock broker (after submiting aldeles as may be required by such registered stock broker in compliancewith applicable law). In case the Eligible Shareholders are unable to registering UCC facility through any other registered broker, Eligible Shareholders may approach Company’s Broker to place their bids, subject to completion of knowyourcustomer requirements as required by the Company’s Broker 137 Modificationcellation of orders and multiple bid from a single Eligible Shareholder will only be allowed during the tendering period of the Buyback. Multiple bids made by a single Eligible Shareholder forseling Equity Shares shall be dubbedand considered as “one bid forthe purposeso tacceptance. 13.&.The cumulative quantly tendered shall be made available on the website of the Stock Exchanges throughout the trading sessions and will be updated at specific intervals during the tendering period 139 Further, the Company will not accept Equity Shares tendered for Buyback which are under restraint order of the courtiany other competent authority for sterile and for the in respect of which is otherwise under dispute or where loss of share certificates has been notified to the Company and the duplicate sharecarificates have not been Issued either due to such request being under process as per the provisions of worherwise. 13.10. The Buyback from the Bible Shareholders who are residents outside India including foreign corporate bodes includingerstwhile overseas corporate bodies), foreign portfolio investors, non-resident indians, members of foreign nationality if any shall be subject tothe Foreign Exchange Management Act, 1999 and rules and regulations framed thereunder, if any, Income TaxAct, 1961 andrules and regulations framed thereunder, as applicable, and also subject to the receipt provision by such Eligible Shareholders of such approvals, and to the exdent necessary or required from concamed authorities including but not limited to, approvals from the Reserve Bank of India under the Foreign Exchange ManagementAct, 1999 and rules and regulations framed thereunder, ifany 13.11. The reporting requirements for non-resident shareholders under Reserve Bank of India, Foreign Exchange Management Act, 1999, amended andany other rules, regulations, guidelines, for remitance of funds, shall be made by the Bigible Shareholders and/or the Stock Broker through which the Eligible Shareholder places the bid. 13.12. Procedure to be followed by Eligible Shareholders holding Equity Sharesinthedematerialized form: L. Eligible Shareholders who desire to tender their Equity Shares in dematerialed for under the Buyback would have to do so through their respective Stock Broker by indicating the detalle ofEquity Shares they intend to tender under the Buyback il The Stock Broker would be required to place an orderbi onbehalte Eligible Shareholders who wish to tender Equity Shares in the Bayback using the Acquisition Window of the Stock Exchanges. For further details, Eligible Shareholders may refer to the circulars issued by the Stock Exchanges and Indian Clearing Corporation Limited and the National Securities Clearing Corporation (collectively referred to as the “Clearing Corporations”) The details and the solement number under which the len will bemarked on the Equity Share standered for the Buyback will be provided in a separate circular to be issued by the Stock Exchanges and/or the Clearing Corporation. h. The lion shall be marked by the Stock Broker in the demat account of the Ellgible Shareholder for the shares bendered in tender offer. Devas of shares markedalen in the demat account of the Eligible Shareholder shall be provided by the depositories to Clearing Corporation in case, the shareholders demat account is held with one depository and clearing memberpool and Clearing Corporation Account is held with other depository, shares shall be blocked in the shareholders demat account a source depository during the tendering period. Inter depository tender offer (the “DT”) instructions shall be initialed by the shareholders at source depository to clearing membe Clearing Corporation account at target depository Source depository shall black the shareholder’s securities (Le. transfers from free balance to blocked balance) and sendIDT messageto target epository for confirming creation offen. Details of shares blocked in the shareholders demat account shall be provided by the target depository the Clearing Corporation to v. For custodian participant orders for demat Equity Shares, early pay-in is mandatory prior to confirmation of ardenbid by custodan. The custoden participant shall ether confirm or reject the orders not later than the closing of trading hours on the last day of the tendering period. Thereafter, all unconfirmed orders shall be deemed to be rejected. For all confirmed custodan participant and ans, onder modification shall revoke the custodian confirmation and the revised order shall be sent to the custodian againforcontinen vi. Upon placing the bid, the Stock Broker shall provide a Tracon Registration Sip (the TRS) generated by the exchange bidding system to the Eligible Shareholder. The TRS well contain the details of theorder submited lie bid Drumber, application number, DPID,dient, number of Equity Sharestendered, etc. In case of non-receipt of the completed lender form and other documents, but lien marked on Equity Shares and a valld bid in the exchange bidding system, the bid by such ElbleShareholder shall be deemed to have been accepted vil it is clarified that in case of dematerialized Equity Shares, submission of the tender form and TRS to the Registrars notrequired After the receipt ofthe demat Equity Shares by the Clearing Corporation and a wild bid In the exchange bidding system, the Buyback shall be deemed to have been accepted for Eligible Shareholders holding Equity Shares indomatom vill. Eligible Shareholders will have to ensure that they keep the depositary participant (the “DP) account dive and unblocked Further, Eligible Shareholders will have to ensure that they keep the bank account attached with the DP account active and updated to receive credit remittance due to acceptance of Buyback of sheres by the Company. In the event if any equity shares are tendered to Clearing Corporation, excess dematerialized equity shares or unscoopted de materialized equity shares, if any, tendered by the Bigble Shareholders would be returned to them by Clearing Corporation. If the security transfer instructions repcted in the depository system, due to any issue then such securities will be transferred to the shareholder broker’s depository pool account for onward transfer to the Eligible Shareholder In case of custodian participant orders, excess demateralized shares or un accepted dermaterialed shares, any, will be refunded to the respectivoustodian depository pool account
br. Elçible Shareholders who have tendered their demat shares in the Buyback shal also provide all relevant documents, which are necessary to ensure transferability of the demat shores in respect of the tender form to be sent. Such documentmay include (but noted to (a) duly attested power of attomey, any passion other than the Eligible Shareholder has signed the lender famic (b) duly asted death certificate and succession certificate legal heirship certificate, in case any Eligible Shareholder is decessed, or court approved scheme of mergedamalgamation for a company; and (c) in case of companies, the recessary certified corporate authorizations (including board and/or general meetingresdution 13.13 Procedure to bellowed by Eligible Shareholders holding Equity Shares in the physicalform: The procedures asbelow Elgble Shareholders who are holding physical Equity Shares and intend to participate in the Buyback will be mquid to approach the Stock Brokeralang with the complete set of documents forventication procedures to be carried out including the originals ha certificate(s),) valid share tranfer form(s) duly filed and signed bythe ransferos (Le., by a registered shareholders in same order and a sper the spadman signatures negistered with the C Company) and duly witnessed at the appropriate place authorizing the transler in favor of the Company (0) by of the shareholder’s PAN Card, and (v) any other relevant documents such as power of attomey, corporate authorization (including board resolution/specimen signature), notarized copy certificate and succession ce caller probated will, theoriginals hareholder as deceased, etc, an applicable. In addition, if the address of an Eligible Shareholder has undergone a change from the address registered in the Register of Members of the Company, the Eligible Shareholder would be required to submit a self-attested copy address proof consisting of any one of the folowing documents valid Aadhar Card, Vater identity Card or It Based on these documents, the Rock Broker shall place the bid on behalf of the Eligible Shareholder holding Equity Shares in physical form who wishes to tardor Equity Shares in the Buyback using the Acquisition Window of the Stock Exchanges. Upon placing the bid, the Stock Broker shall provide a TRS generated by the Stock Exchanges biddingsystem to the Eligible Shareholder. The TRS will contain the details of the order submitted folo number,certificate number,dectvenumber, number of Equity Shares tendered,etc. The Stock Broker has to deliver the original share confificate(s) and documents (as mentionedabove) along with the TRS either by registered post or courier or hand delivery to the Registrar (at the address mentioned at paragraph 15 below or the collection centres ofthe Registrardetails of whichwill be included in the Letter of Offer) within 2 (two) days of bidding by the Stack Broker. The envelope should be super sorbed as “Wipro Buyback Offer 2023: One copy of the TRS will be retained by the Registrar and it will provide acknowledgement off the same to the Stock BrokenEligible Shareholder. Elgible Shareholder holding physical Equity Shares should note that physical Equity Shares will notbe accepted all balete set of documents are submited. Accuphase of the physical Equity Shares the Buyback ect to verification as per the Bayback Regulations and any further directions issued in this regard. The Registrar will vently such bids based on the documents submitted on a daily basis and till such time the Stack Exchanges shall display such bids as unconfirmed physical bids. Once the Registrar confirms the bids, it will be treated as ‘confirmed bids. Incase any Eligible Shareholde has submitted Equity Shares in physical form ford materialionucli Shareholders should ensure that the processofgetting the Equity Shares de materialised is completed well in time so that they can participle in the Buy back before the closure of the tendering period of the Buyback. M. An unregletered shareholder holding Equity Shares in physical form may also tender their Equity Shares in the Buyback by submitting the duty executed trained or deed for transfer of shares, purchased prior to the Record Date, in their name, along with the other form, a copy of that PAN card and of the person from whom they have purchased share sand othemelevantdocuments as required fortransfer, any. 13.14 METHOD OF SETTLEMENT Upon finalization of the beds of acceptance as per Buyback Regulars: i. The selementofrades shall be carried out in the mannersimor to settlement of trades in the secondary market IL The Company will pay the consideration to the Company’s Broker who will transfer the funds pertaining to the Buyback to the Clearing Corporations bank accounts as per the prescribed schedule. For Equity Shares accepted under the Buyback, the Clearing Corporation will make direct funds payout to respective Eligible Shareholers. Eligible Shareholders’ banka un detallare not available or the hurts transfer instruction is rejected by the Reserve Bank of Indialan Eligible Shareholder’s bank, due to any reason, then such funds will be concerned Stock Broker’s sellement bank account for onward transfer to such Eligible I For the Bigbile Shareholders holding Equity Shares in physical form, the funds pay-out would be given to their respective Stock Broker’ssettement accounts for releasing the same to the respective Eligible Shareholder’s h. In case of certain dent types, Le, NR, foreign clients, etc. (where there are specic RB and other regulatory requirements pertaining to funds pay out who do not opt to see through custodians, the funds pay-out would be given to their respective Stock Broker’s settlement accounts for releasing the same to the respective Eligible Shareholder’saccount. For this purpose, the clienttype details would be collected from the depositories, whereas funds payout pertaining to the bids sented through custodians wil be transferred to the element bark account of the custodian, each in accordance with the applicable mechanism prescribed by BSE and the Clearing Corporation from time to time. v. Detals in respect of shareholder’s entitlement for lender offer process will be provided to the Clearing Corporations by the Company or Registrar to the Buyback. On receipt of the same, Clearing Corporations wil cancel the excess of unscoped blacked shares in the demat account of the shareholder. On settlement date, all blocked shares mentioned in the accepted bid will be transferred to the Clearing Corporations. vi. In the case of inter depository, Clearing Corporations wil cancel the excess or unaccepted shares in target depository. Source depository will not be able to release the len without a release of 10T massage from target depostory Further, rekese of DT message shall be sent by target depository either based on cancelation or automatically generated after matching with bid accepted detail maue to the Buyback Post mceiving the IDT message from tra depository, source Depository will cancelain secess or unaccepted block shares in the demat accountof the shareholder. Post completion of tendering period and receiving the requisite details viz, demat account details and accepted bid quantity, source depository shall anbit the securities as per the communicationtessage received from target epository to the extent of accepted bid shares from shareholder’s deal account and credit to Clearing Corporation setement accountin target Depository on settlement date. vil Any excess physical Equity Shares pursuant to proportionate acceptance/rejection will be retumed back to the Eligible Shareholders directy by the Registrar. The Company is authorized to spithe share certificate and issue anew consolidated share certificate forthe unsccepted Equity Shares, in case the Equity Shares accepted by the Company are leathan the Equity Shares tendered in the Buyback by Equity Shareholders holding Equity Shares In the physical form. vill. Thelin marked against unaccepted Equity Shares wilberales sed, if any, or would be returned by registered post or by ordinary post or counter in case of physical shares) at the Eligble Shareholders’ sole risk. Eligible Shareholders should ensure that their depositary account is maintained all formates pertaining to the Buyback are completed. Ix. The Company’s Broker would also issue a contract to the Company for the Equity Shares accepted under the Buyback x The Equity Shares boughtbackin de mat for would be transfered directly to the demat accounto the Company opened forthe Buyback (the “Company Demat Account) provided it is indicated by the Company’s Brokerorit be transferred by the Company’s Broker to the Company DentAccount on receipt of the Equity Shares from the clearing and settlement mechanism of the Stock Exchanges. x. Bible Shareholders who intend to participate in the Buyback should consult their respective Stock Broker for any cost, applicable able taxes, charges and expenses (including brokerage stamp duty etc., that may be levied Including by the Stock Broker upon the Bible Shareholders for tendering Equity Shares in the Buyback (secondary market transaction). The Buyback consideration received by the Eligible Shareholders in respect of accepted Equity Shares could be net of such costs, applicable taxes, charges and expenses (including brokerage and the Company accepts no responsibility to bear or gay such additional cost, charges and expenses (including brokerage and/or stamp duty) incurred solely by the Elgble Shareholders. The Stock Broker(s) would sue contract note and pay the consideration for the Equity Shares accepted under the Buyback 13.15. The Equity Shares lying to the credit of the Company Demat Account and the Equity Shares bought back and accepted in physical form will be tinguished in the manner and following the procedure prescribed in the Buyback Regulations 14. COMPLIANCEOFFICER Investors may contact the Company Secretary and Compliance Officer ofthe Company for any clarifications or to address their grievances, if any during ofice hours ie, from 10.00am to 5.00pm an all working days except Saturday, Sunday and public holidays, at the following address Mr.M Sana Khan Company Secretary and Compliance Officer, Wipro Limited, Doddakannell, Sarjapur Road, Bangaluru-56005, India Tel: +91 80 2844 0011: Emat sarawem.com Weballer wwwd par poun 15 REGISTRAR TO THE BUYBACKINVEST OR SERVICE CENTRE In case of any queries, Eligible Shareholders may also contact the Registrar to the Buyback or the Investor Rettone of the Company, during office hours in, from 1000 am. b 5.00 pm on all working days at the following address Breatheback AKFINTECH XFN Technologies Limited Selenium Building, Tower Plot No 31 & 32, Financial District, Nenakramguda. Serilingampally, Hyderabad Rangareddy, Telangana 500 032, Ind Tel No: +91 40 6716 2222; Contact person: Mr. M. Murali Krishna Fox No: +91406715 1553 20h.com Website:Weitech.com SEBI Registration Number: INR 000000221; Corporate Identification Number: L72430TG2017PLC1176 Too thee No:18003094001; Emalt Company Investor Relations. Wipro Limited Doddakannell, Sarjapur Road, Bengaluru-560035, India Tat: +91 80 2844 0011; Contact person: Mr. Dipak Kumar Bohra Emalt dakbora@wipro.com Website www.com 16 MANAGER TO THE BUYBACK JM FINANCIAL JM Financial Limited **Roor, Cnergy, Appasaheb Marathe Marg, Prabhadevi, Mumbai-400025, India. T +91 22 6630 3030; +91 22 6330 3282; Fax: +91 22 6630 3330; Contact Person: Ms. Prachee Dhuri Email wipes02@jmd.com:Website:www.jm.com Corporate Identification Number: L67120MH1996PLC0384 17. DIRECTOR’S RESPONSIBLITY SEBI Registration Number: IN000010301 As per Regulation 2401K a) of the Buyback Regulations, the Board accepts responsibility for the informationcontained In this Public Announcement and confirms that such document contains true factual and mate informaton and doesnotcontain any misleadinginformation. For and onbehalf of the Board Wipro United Sd- Rahad APrem Chairman Diclor identification Number (DIN)02983899 Date: June 02,2003 Place Bengaluru Thierry Delporte Chief Executive Officer and Managing Director DIN: 08107242 Sd- JP Dalal Chief Financial M Sansula Khan Offer Company Secretary and Compliance Officer Membership Number: F429 CONCEPT